Exhibit 4.8

HAZARDOUS SUBSTANCES CERTIFICATE AND INDEMNITY AGREEMENT

THIS CERTIFICATE AND INDEMNITY is made in connection with and as partial consideration for the making of a loan in the principal amount of $2,500,000.00 (the "Loan") by FIRST FOUNDATION BANK, a California corporation ("Lender"), to CYANOTECH CORPORATION, a Nevada corporation, and NUTREX HAWAII, INC., a Hawaii corporation (individually and collectively, "Borrower"), and secured by property owned by CYANOTECH CORPORATION ("Mortgagor") (the Borrower and Mortgagor being hereafter individually and collectively referred to as the "Indemnitor").

NOW THEREFORE, in consideration of, and to induce Lender to make the Loan, the undersigned Indemnitor certifies, represents, warrants, covenants and agrees as follows:

1. Indemnitor has no knowledge after due investigation of (a) the presence of any "Hazardous Substances" (as defined below) on that certain real property situate at 73-860 Makako Bay Drive, Kailua-Kana, Island and County of Hawaii, State of Hawaii, identified by Tax Map Key No. (3) 7-3-043-063, legally described in Exhibit "A" attached hereto (the "Property"), or (b) any spills, releases, discharges or disposal of Hazardous Substances that have occurred or are presently occurring on or onto the Property or any "Other Property" (as defined below).

2. As of the date of this Agreement, Indemnitor has no knowledge after due investigation of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling transport and disposal of any Hazardous Substances by any person on the Property.

3. Indemnitor bas duly investigated the present and past uses of the Property and has made due inquiry of the appropriate governmental agencies and offices having jurisdiction over the Property as to whether the Property or any property in the immediate vicinity of the Property is or has been the site of storage of or contamination by any Hazardous Substances and Indemnitor has examined or been advised of the laws regulating the environment that are applicable to the Property. Upon Lender's request, Indemnitor will provide Lender with a written summary of its investigations and copies of all inquiries and responses.

4. Indemnitor has not and will not release or waive the liability of any previous owner, lessee, or operator of the Property or any party who may be potentially responsible for the presence or removal of Hazardous Substances on or from the Property, and that Indemnitor has made no promises of indemnification regarding Hazardous Substances to any party, other than existing and prior lessors, sublessors, and lender, including Lender.

5. Indemnitor agrees to immediately notify Lender if Indemnitor becomes aware of (a) any Hazardous Substances or other environmental problem or liability with respect to the Property or any Other Property, or (b) any lien, action or notice resulting from violation of any laws, regulations, ordinances or orders described in paragraphs 2 or 8 of this Agreement. At its own cost, Indemnitor will take all actions which are necessary or desirable to clean up any Hazardous Substances affecting the Property, including removal, containment or any other remedial action required by governmental authorities.

6. Indemnitor shall indemnify and hold Lender harmless from and against any and all claims, demands, damages, losses, liens, liabilities, penalties, fines, lawsuits and other proceedings and costs and expenses (including attorneys' fees and disbursements), which accrue to or are made against or incurred by Lender on or after transfer of the Property, pursuant to foreclosure proceedings or in lieu thereof, and arise directly or indirectly from or out of, or in any way connected with (a) the inaccuracy of the certifications contained herein, (b) any activities on the Property during Indemnitor's ownership, possession or control of the Property which directly or indirectly result in the Property or any Other Property becoming contaminated with Hazardous Substances and (c) the discovery and/or cleanup of Hazardous Substances which were deposited or existing on the Property or any Other Property prior to such a transfer. Indemnitor acknowledges that it will be solely responsible for all costs and expenses relating to the cleanup of Hazardous Substances from the Property or from any Other Property as between Indemnitor and Lender.

7. Indemnitor's obligations under this Agreement are unconditional and shall not be limited by any nonrecourse or other limitations of liability provided for in any document relating to the Loan ("Loan Documents"). The representations, warranties and covenants of Indemnitor set forth in this Agreement (including without limitation the indemnity provided for in paragraph 6 above) (a) are separate and distinct obligations from Indemnitor's obligations under the Loan and the other Loan Documents evidencing and securing the Loan, (b) are not secured by the Mortgage and other security documents securing the Loan and shall not be discharged or satisfied by foreclosure of the liens created by such Mortgage or other security documents, (c) shall not be discharged by the payoff of the Loan, and (d) shall continue in effect indefinitely after any transfer of the Property, including without limitation transfers pursuant to foreclosure proceedings (whether judicial or nonjudicial), or by any transfer in lieu of foreclosure.

8. As used in this Agreement, "Hazardous Substances" shall mean: any chemical, substance or material defined, classified or designated as hazardous, toxic or radioactive, or other similar term, by any federal, state or local environmental statute, regulation, or ordinance presently in effect or that may be promulgated in the future, as they may be amended from time to time, including but not limited to:

Federal Resource Conservation and Recovery Act of 1976, 42 U.S.C. Section 6901, et seg.

Federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, 42 U.S.C. Section 9601, et seg.

Federal Hazardous Materials Transportation Act, 49 U.S.C. Section 5101, et seg.

Federal Clean Air Act, 42 U.S.C. Section 7401, et

Federal Water Pollution Control Act, Federal Clean Water Act of 1977, 33 U.S.C. Section 1251, et seg.

Federal Insecticides and Environmental Pesticide Control Act, 7 U.S.C. Section 136, et seg.

Federal Toxic Substances Control Act, 15 U.S.C. Section 2601, et seg.

Federal Safety of Public Water Systems Act, 42 U.S.C. Section 300f, et seg.

Hawaii Hazardous Waste, Hawaii Revised Statutes Chapter 342J Hawaii Air Pollution Control, Hawaii Revised Statutes Chapter 342B Hawaii Ozone Layer Protection, Hawaii Revised Statutes Chapter 342C Hawaii Water Pollution, Hawaii Revised Statutes Chapter 342D Hawaii Nonpoint Source Pollution Management and Control, Hawaii Revised Statutes Chapter 342E

Hawaii Integrated Solid Waste Management, Hawaii Revised Statutes Chapter 342G

Hawaii Solid Waste Pollution, Hawaii Revised Statutes Chapter 342H Hawaii Underground Storage Tanks, Hawaii Revised Statutes Chapter 342L Hawaii Asbestos and Lead, Hawaii Revised Statutes Chapter 342P

The term "Hazardous Substances" shall also include all toxic fungi and mold including, but not limited to Stachybotrys atra, Stachybotrys chartarum, Aspergillus, Penicillium, Fusarium, Trichoderma and Memnoniella.

As used in this Agreement, "Other Property" means any property which become contaminated with Hazardous Substances as a result of construction, operations or other activities on, or the contamination of, the Property.

9. This Agreement shall be binding upon and inure to the benefit of Lender, Indemnitor and their respective heirs, representatives, successors and assigns. This Agreement shall be governed under the laws of the State of Hawaii. In any suit, action or appeal therefrom to enforce or interpret this Agreement the prevailing party shall be entitled to recover its costs incurred therein including attorneys' fees and disbursements.

10. If Indemnitor includes more than one person or entity, each shall be jointly and severally liable hereunder as Indemnitor, respectively.

11. Counterparts. The parties hereto agree that this instrument may be executed in counterparts, each of which shall be deemed an original, and said counterparts shall together constitute one and the same agreement, binding all of the parties hereto, notwithstanding all of the parties are not signatory to the original or the same counterparts.

---THE NEXT PAGE IS THE SIGNATURE PAGE---

IN WITNESS WHEREOF, Indemnitor has executed this Certificate and Indemnity Agreement dated      JUL 3 0  2015

CYANOTECH CORPORATION, a Nevada corporation

By /s/ Gerald Cysewski
GERALD CYSEWSKI
Its Executive Vice President

By /s/ Jolé Deal
JOLE DEAL
Its Chief Financial Officer

NUTREX HAWAII, INC., a Hawaii corporation

By /s/ Gerald Cysewski
GERALD CYSEWSKI
Its Executive Vice President

By /s/ Jolé Deal
JOLE DEAL

Its Chief Financial Officer

"Indemnitor"

EXHIBIT"A"

THAT CERTAIN UNRECORDED SUBLEASE NO. K-4

SUBLESSOR:	NATURAL ENERGY LABORATORY OF HAWAII, A BODY CORPORATE AND A PUBLIC INSTRUMENTALITY OF THE STATE OF HAWAII ORGANIZED PURSUANT TO HAWAII REVISED STATUTES, CHAPTER 227D

SUBLESSEE:	CYANOTECH CORPORATION, A NEVADA CORPORATION

DATED:	DECEMBER 29, 1995

TERM:	THIRTY (30) YEARS, COMMENCING-ON JANUARY 1, 1996

THE FOREGOING UNRECORDED SUBLEASE NO. K-4 WAS AMENDED BY THE FOLLOWING:

UNRECORDED SUPPLEMENTAL AGREEMENT NO.1 TO AMEND SUBLEASE K-4 DATED NOVEMBER 21, 1996.

THE FOREGOING UNRECORDED SUBLEASE NO. K-4 AND UNRECORDED SUPPLEMENTAL AGREEMENT WERE SET FORTH BY THE FOLLOWING:

SHORT FORM SUBLEASE NO. K-4

EFFECTIVE AS OF:	DECEMBER 29, 1995
RECORDED:	DOCUMENT NO. 2000-056138

UNRECORDED SUPPLEMENTAL AGREEMENT NO.2 TO MODIFY SUBLEASE NO. K-4 DATED MARCH 9, 2012, BUT EFFECTIVE AS OF FEBRUARY 1, 2012. THE TERM OF THE SUBLEASE IS 40 YEARS COMMENCING JANUARY 1, 1996, UP TO DECEMBER 31, 2035, UNLESS SOONER TERMINATED.

THE REAL PROPERTY IN THE FOREGOING SUBLEASE AS AMENDED, BEING DESCRIBED AS FOLLOWS:

PARCEL FIRST:

ALL OF THAT CERTAIN PARCEL OF LAND SITUATE ON THE WESTERLY SIDE OF KEAHOLE AIRPORT AND THE EASTERLY SIDE OF THE ROADWAY TO THE NATURAL ENERGY LABORATORY AT KALAOA 1ST TO 4TH AND OOMA 1ST, NORTH KONA, ISLAND AND COUNTY OF HAWAII, STATE OF HAWAIT, BEING PARCEL H-1 A PORTION OF PARCEL "A" (C.S.F. NO. 19968) ALL OF LEASE PARCEL "G" AND PARCEL H-2 A PORTION OF LOT 9 A PORTION OF H.S.S. PLAT 315-A (C.S.F. NO. 19934), AND BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF THIS LEASED PARCEL OF LAND BEING ALONG THE EASTERLY SIDE OF THE MAIN ROADWAY TO THE NATURAL ENERGY LABORATORY, THE COORDINATES OF SAID POINT OF BEGINNING REFERRED TO GOVERNMENT SURVEY TRIANGULATION STATION "AKAHIPUU" BEING 9,099.64 FEET SOUTH AND 29,930.02 FEET WEST AND RUNNING BY AZIMUTHS MEASURED CLOCKWISE FROM TRUE SOUTH:

1.	213°	29'	15.0"	825.97	FEET ALONG LEASED PARCEL "A" TO A POINT;

2.	123°	29'	15.0"	249.34	FEET ALONG THE REMAINDER OF PARCEL "A" TO A POINT;

					THENCE, ALONG THE REMAINDER OF THE NATURAL ENERGY LABORATORY SITE, H.S.S. PLAT 315-A (C.S.F. NO. 19934) FOR THE FOLLOWING FOUR (4) COURSES;

3.	184°	50'	25.0"	974.90	FEET TO A POINT;

					THENCE, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 440.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING:

4.	205°	30'	12.5"	310.53	FEET TO A POINT;

5.	226°	10'	00.0"	527.04	FEET TO A POINT;

6.	274°	50'	25.0"	749.21	FEET TO A POINT;

7.	4°	50'	25.0"	3,501.37	FEET ALONG THE WESTERLY SIDE OF KEAHOLE AIRPORT (C.S.F. NO. 19137) TO A POINT;

					THENCE, ALONG THE REMAINDER OF LOT 9, ALONG A CURVE TO THE RIGHT HAVING A RADIUS OF 435.00 FEET, THE CHORD AZIMUTH AND DISTANCE BEING:

8.	30°	13'	39.5"	373.00	FEET TO A POINT;

9.	55°	36'	54.0"	72.78	FEET ALONG THE REMAINDER OF LOT 9 TO A POINT;

10.	145°	36'	54.0"	1726.08	FEET ALONG THE EASTERLY SIDE OF THEMAIN ROADWAY TO THE NATURAL ENERGY LABORATORY TO A POINT;

11.	123°	29'	15.0"	86.79	FEET ALONG THE EASTERLY SIDE OF THE-"MAINROADWY- TO- THE- NATURAL ENERGY LABORATORY TO THE POINT OF BEGINNING AND CONTAINING AN AREA OF 90.067 ACRES, MORE OR LESS.

EXCEPTING ANY PORTION OF THE LAND CREATED BY ACCRETION AND ALSO ANY PORTION LYING BELOW THE SHORELINE AS DEFINED BY HAWAII LAW AND/OR CERTIFIED BY THE STATE OF HAWAII DEPARTMENT OF LAND AND NATURAL RESOURCES.

PARCEL SECOND:

EASEMENT "1-A" FOR ROADWAY PURPOSES. PARCEL THIRD:

EASEMENT "6" FOR UTILITY PURPOSES, SAID EASEMENT "6" BEING MORE PARTICULARLY DESCRIBED IN THAT CERTAIN SHORT FORM SUBLEASE NO. K-4 EFFECTIVE AS OF DECEMBER 29, 1995, RECORDED APRIL 26, 2000 AS REGULAR SYSTEM DOCUMENT NO. 2000-056138 OF OFFICIAL RECORDS.

SUBJECT, HOWEVER, to the following:

1.	Title to all mineral and metallic mines reserved to the State of Hawaii.

2.	Shoreline setback lines as they may be established by the State Land Use Commission or by the various Counties pursuant to the Hawaii Revised Statutes.

3.	Easement "2-A", for roadway purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April 26, 2000 as Regular System Document No. 2000-056138 of Official Records.

4.	Easement "3", for electrical purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April 26, 2000 as Regular System Document No. 2000-056138 of Official Records.

5.	Easement "5", for electrical purposes, as described in or disclosed by the Short Form Sublease No. K-4 recorded April 26, 2000 as Regular System Document No. 2000- 056138 of Official Records.

6.

An unrecorded State of Hawaii Department of Land and Natural Resources General Lease No. s5619 dated-July 13, 2001, executed by state of Hawaii ("LESSOR"); by its Board of Land and Natural Resources ("BOARD"), as Lessor, and Natural Energy Laboratory of Hawaii, a body corporate and politic and an instrumentality and agency of the State of Hawaii, as Lessee, for a term forty-five (45) years, commencing on July 3, 2011, up to and including July 2, 2045.

The foregoing unrecorded General Lease No. S-5619 was amended by Unrecorded Amendment of General Lease No. S-5619, dated December 11, 2006 and Second Amendment of General Lease No. S-5619, dated January 10, 2013.

7.	The failure to comply with any of the terms, provisions, conditions and reservation of that certain Sublease No. K-4, more particularly described herein.

8.

Terms and conditions as set forth in the Notice of Dedication, wherein Owner/Lessor: State of Hawaii, by its Board of Land and Natural Resources, Lessee/Sublessor: Natural Energy Laboratory of Hawaii, a body corporate and a public Instrumentality of the State of Hawaii and Sublessee: Cyanotech Corporation, a Nevada corporation dedicates the premises described herein for nonspeculative residential use for a period of ten years effective. Said Notice recorded February 26, 2008 as Regular System Document No. 2008-028149 of Official Records.

9.	The terms and provisions contained in the document entitled "Nondisturbance and Attornment Agreement" recorded October 27, 2008 as Regular System Document No. 2008-165170 of Official Records.

10.	A mortgage to secure an original principal indebtedness of $5,500,000.00, and any other amounts or obligations secured thereby.

Dated:	August 14, 2012

Mortgagor:	Cyanotech Corporation, a Nevada corporation
Mortgagee:	Pacific Rim Bank, a Hawaii corporation

Recorded September 07, 2012 as Regular System Document No. A-46330408 of Official Records.

A Consent to Mortgage of Sublease No. K-4 under General Lease No. S-5619 thereto given by State of Hawaii, by the Board of Land and Natural Resources, acting pursuant to Section 171-22, Hawaii Revises Statutes, as amended recorded September 07,2012 as Regular System Document No. A-46330412 of Official Records.

Sublessor's Consent to Mortgage of Sublease K-4; Estoppel Certificate and Subordination Agreement Recorded September 24,2012 as Regular System Document No. A-46500120 of Official Records.

11.

The Assignment of Lessor's Interest in Leases and Rents, as additional security for the payment of the indebtedness in the amount of $5,500,000.00, which was recorded September 07,2012 as Regular System Document No. A-46330409 of Official Records.

12.	A financing statement

Debtor:	Cyanotech Corporation, a Nevada corporation
Secured Party:	Pacific Rim Bank

Recorded September 07, 2012 as Regular System Document No. A-46330410 of Official Records.

13.	A financing statement

Debtor:	Nutrex Hawaii, Inc., a Hawaii corporation
Secured Party:	Pacific Rim Bank

Recorded September 07,2012 as Regular System Document No. A-46330411 of Official Records.

14.	The terms and provisions contained in the Estoppel Certificate recorded September 07, 2012 as Regular System Document No. A-46330413 of Official Records.

TOGETHER, ALSO, with all of Mortgagor's rights, easements, privileges and appurtenances thereto belonging, and all the rents, issues, profits and proceeds thereof, and all of the estate, right, title and interest of the Mortgagor, both at law and in equity, in said property.

END OF EXHJBIT "A"